                                                      Registration No. 33-42818
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   FORM S-8
                          POST-EFFECTIVE AMENDMENT TO
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                        STORAGE TECHNOLOGY CORPORATION
                      ----------------------------------
              (Exact name of issuer as specified in its charter)


           Delaware                                       84-0593263
- ------------------------------             ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

2270 South 88th Street, Louisville, Colorado                         80028-4309
- -------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

                       1987 EMPLOYEE STOCK PURCHASE PLAN
                     -------------------------------------
                           (Full title of the Plan)

                           Lizbeth J. Stenmark, Esq.
                                Senior Counsel
                        Storage Technology Corporation
                            2270 South 88th Street
                       Louisville, Colorado  80028-4309
                   -----------------------------------------
                    (Name and address of agent for service)

                                (303) 673-7919
                             --------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of                               Proposed Maximum    Proposed Maximum
Securities to      Amount to           Offering Price      Aggregate Amount
be Registered(1)   be Registered (2)   Per Share (3)       of Offering Price(4)
- -------------------------------------------------------------------------------
Common stock
$.10 par value     1,750,000           $33.00              $49,087,500

Amount of
Registration
Fee
- -------------
$16,926.72

(1)  Includes preferred stock purchase rights issued in connection therewith.

(2) These shares are reserved for issuance pursuant to, the above-referenced stock purchase plan (the "Plan"). The additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock of Storage Technology Corporation, including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalizations, are also being registered.

(3) Determined pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based on the aggregate contributions of employees and the average of the high and low prices of the Common Stock reported on the New York Stock Exchange composite tape on July 16, 1996.

(4)  Constitutes 85% of the market value.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                    INCORPORATION OF DOCUMENTS BY REFERENCE




       The contents of Registration Statement on Form S-8, Registration Nos. 2-80183, 33-32243 and 33-42818, as amended, dated August 7, 1987, March 22,
1989 and September 18, 1991, respectively, are hereby incorporated by reference.
                                ---------------

                                    PART II



ITEM 8.  EXHIBITS


         5.1             Opinion of Counsel

         23.1            Consent of Price Waterhouse LLP

         23.2            Consent of Ernst & Young LLP

         23.3            Consent of Counsel

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, State of Colorado, on the 19th day of July 1996.

                                  STORAGE TECHNOLOGY CORPORATION


                                  By  /s/ David E. Weiss
                                      -----------------------------------------
                                      David E. Weiss
                                      Chairman of the Board, President
                                      and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:



(a)  /s/ David E. Weiss
     ---------------------       Chairman of the Board            July 19, 1996
     David E. Weiss              (Director) President
                                 and Chief Executive Officer
                                 (Principal Executive Officer)


(b)  /s/ David E. Lacey
     ---------------------       Executive Vice President         July 19, 1996
     David E. Lacey              Chief Financial Officer
                                 (Principal Financial Officer and
                                 Principal Accounting Officer)

     Signature                     Title                     Date
     ---------                     -----                     ----


- ------------------                Director
Judith E.N. Albino

/s/ William L. Armstrong *
- ------------------------          Director                July 19, 1996
William L. Armstrong

/s/ Robert A. Burgin *
- --------------------              Director                July 19, 1996
Robert A. Burgin

/s/ Paul Friedman *
- -----------------                 Director                July 19, 1996
Paul Friedman

- -----------------                 Director
William R. Hoover

/s/ Stephen J. Keane *
- --------------------              Director                July 19, 1996
Stephen J. Keane

/s/ Robert E. LaBlanc *
- ---------------------             Director                July 19, 1996
Robert E. LaBlanc

- -------------                     Director
Robert E. Lee

/s/ Harrison Shull *
- ------------------                Director                July 19, 1996
Harrison Shull

/s/ Richard C. Steadman *
- -----------------------           Director                July 19, 1996
Richard C. Steadman



*  By:   /s/ W. Russell Wayman
         ----------------------------------------
         W. Russell Wayman, Attorney-in-fact

         Pursuant to the requirements of the Securities Act of 1933, the Human Resources and Compensation Committee of the Board of Directors of Storage Technology Corporation, as the administrator of the 1987 Employee Stock Purchase Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on the 19th day of July 1996.

STORAGE TECHNOLOGY CORPORATION
1987 EMPLOYEE STOCK PURCHASE PLAN



By:   /s/ Laurie Dodd
    ----------------------------------------
      Laurie Dodd
      Corporate Vice President, Human Resources Development

                                 EXHIBIT INDEX



                                                                Sequential
 Exhibit                      Description                       Page Number
 -------                      -----------                       -----------


5.1              Opinion of Counsel                              9

23.1             Consent of Price Waterhouse LLP                10

23.2             Consent of Ernst & Young LLP                   11

23.3             Consent of Counsel is included in Exhibit 5.1